UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12800 Whitewater Drive Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 19, 2005, registrant entered into Amendment No. 1 dated as of January 10, 2005 to the Credit Agreement (the “Interim Credit Agreement”), dated as of October 22, 2004, among registrant, the lenders party thereto and JP Morgan Chase Bank. Pursuant to the amendment, the Interim Credit Agreement was amended to extend the maturity date of the interim credit facility (the “Interim Credit Facility”) to which the Interim Credit Agreement relates from the earlier of January 20, 2005 or the date that all loans outstanding under the senior secured credit facility entered into by Mosaic Global Holdings Inc. (the “Mosaic Global Holdings Credit Facility”) pursuant to the Amended and Restated Credit Agreement dated as of May 17, 2001, as amended and restated as of February 21, 2003 and as subsequently amended, among Mosaic Global Holdings Inc. (formerly known as IMC Global Inc.), Phosphate Acquisition Partners L.P. (successor by merger to Phosphate Resource Partners Limited Partnership), Mosaic Phosphates Company (formerly known as IMC Phosphates Company), the lenders party thereto and JP Morgan Chase Bank are fully repaid and commitments thereunder terminated to the earlier of March 24, 2005 or the date that all loans outstanding under the Mosaic Global Holdings Credit Facility are fully repaid and commitments thereunder are terminated. It is the Company’s intent to replace the existing Interim Credit Facility and the Mosaic Global Holdings Credit Facility prior to March 24, 2005. There can be no assurance that prior to March 24, 2005 the Company will be able to replace the Interim Credit Facility or the Mosaic Global Holdings Credit Facility or obtain any necessary extensions.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Reference is made to the Exhibit Index hereto which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: January 25, 2005	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 dated as of January 10, 2005 to the Credit Agreement, dated as of October 22, 2004, among registrant, the lenders party thereto and JP Morgan Chase Bank